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                                                                   EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 25, 1997, with respect to the combined financial statements of National Cellular, Inc., Telephone Warehouse, Inc., Telephone Warehouse-San Antonio, Inc., and Telephone Warehouse-KC, Inc. in the Registration Statement (Form S-1 - No. 33-00000) and related Prospectus of Let's Talk Cellular & Wireless, Inc. for the registration of 000,000 shares of its Common Stock.



                                                /s/ ERNST & YOUNG LLP




Dallas, Texas
August 26, 1997